                                                                   Exhibit 10.29

                                FUNDAMENTAL AGREEMENT
                                ---------------------

Entered into between Barudan Co, Ltd. Ichinomiya, Japan (hereinafter referred to as Barudan), Geoffrey E., Macpherson Ltd. Nottingham, England (hereinafter referred to as Macpherson U.K.) and Macpherson, Inc. Greensboro, N.C., U.S.A. (hereinafter referred to as Macpherson U.S.A.).

In this agreement, Macpherson U.K. and Macpherson U.S.A. are to be treated as one party and hereinafter referred to as Macpherson therefore Macpherson represent Macpherson U.K. and Macpherson U.S.A.

This fundamental agreement stipulate only the basic clauses which shall last for longer period and "MEMORANDUM AGREEMENT" shall be provided separately as an integral part of this fundamental agreement to cover the clause which are not stipulated in this fundamental agreement and may be varied in a short period on Barudan and Macpherson's mutual and amicable discussion.

Witness: In consideration of mutual convenience and agreement, Barudan and Macpherson hereby agree by and between each other as follows:

First: Barudan hereby constitute and appoint Macpherson as their sole distributors of Barudan products (multi head embroidery machineries and the related machineries i.e. punching machine and repeating machine and parts) in the territories mentioned in the separate "MEMORANDUM AGREEMENT".

Second:  Function of each party.
A) Barudan: Proper supply of Barudan products and guarantee of the qualities.
B) Macpherson: Sales and after service of Barudan products to all territories which is stipulated in "MEMORANDUM AGREEMENT".

Third: Macpherson agree that they will establish proper agents in their territories when they are required and conduct all operations to help those agents such as
A) Technical guidance required for their proper after service
B) Supply of data required for their sales promotions
C) Supply of parts required for their repairing.

Fourth: Barudan agree that they will guarantee for the settlement of the troubles caused by the faults of machineries when they are found within three months, in principle, after installation of machineries with the replacement of the parts etc. Even after three months, Barudan may guarantee the same if Barudan judge that the faults are to be bear the fitting and traveling expenses for the settlement.

Fifth: Macpherson agree that they will give proper "after-sales-service" for machineries they delivered after guarantee terms expired.

Sixth: Macpherson agree that they will purchase and take up Barudan embroidery machineries of the quantities agreed in the separate "MEMORANDUM AGREEMENT".

Seventh: Barudan agree that they will not sell the Barudan products which are stipulated in this agreement, to other dealers nor agents nor customers other than Macpherson in the territories agreed each other in "MEMORANDUM AGREEMENT".

                                     - page 2nd -

Eighth: Macpherson agree that they will submit price list of Barudan products in all their territories and such prices shall be, in principle, discussed and fired by two parties.

Nineth: Macpherson agree that they will not purchase the similar products from other suppliers than Barudan unless they receive written consent.

Tenth: Macpherson agree that they will submit sales and market report of each territories to Barudan at least twice a year (January and July).

Eleventh: The respective contract shall be confirmed between Barudan and Macpherson consequently the order confirmation shall be exchanged among themselves.

Twelve: The terms of this fundamental agreement shall be five years from September 1st 1981 to August 31st 1985 and previous agreements shall be canceled automatically when this agreement become effective and before three months of the termination of this agreement, Barudan and Macpherson shall discuss mutually the renewal of this agreement.

The terms of "MEMORANDUM AGREEMENT" shall be determined separately.

Thirteenth: Any alteration agreed each other on this agreement shall be confirmed in writing. Any matter which is not mentioned in this agreement or any matter which may be found to be not clear shall be discussed with faith and sincerity and be settled amicably by Barudan and Macpherson.

Fourteenth: After conclude this agreement, Macpherson agree that they will never purchase or sales other competitor's new machineries same kind of Barudan producer which they are marketing.

Fifteenth: After conclude this agreement, herein agree that they will never sell their machineries indirectly to the territories of Macpherson stipulated in
[                       ] but except purchase for secondhand machineries for
resale.



To prove this agreement, the three copies of the original shall be made and each party (Barudan, Macpherson U.K. and Macpherson U.S.A.) shall have one copy.

BARUDAN CO., INC.                           GEOFFREY F. MACPHERSON LTD.

-------------------------                   ----------------------------------
Yoshio Sibato, President.                   Geoffrey F. Macpherson, President.


                                            MACPHERSON, INC.

                                            ------------------------------
                                            Neil A. Macpherson, President.

(This is an integral part of the fundamental agreement between Barudan and Macpherson dated September 1, 1981.)

Barudan and Macpherson hereby agree by and between each other as follows:

First: Barudan hereby constitute and appoint Macpherson U.S.A. and Macpherson U.K. as their sole distributors of Barudan products (multi-head embroidery machineries and the related machineries, i.e. punching machine and repeating machine and parts) in the following territories:

Macpherson U.S.A.
A)  Whole territories of North and Central America
    Macpherson U.K.
B) United Kingdom, Ireland, Iceland, West Germany, France, Italy, Austria, Switzerland, Spain, Portugal, Holland, Belgium, Luxembourg, Norway, Sweden, Denmark, Finland, Greece, Turkey, Cyprus, Malta and Gibraltar,
C)  The continent of Africa and Mauritius
D)  South America

Second: To analyze and understand each market situation, Agreement for annual sales is to be exchanged between Barudan and Macpherson U.S.A. for territories
A) and between Barudan and Macpherson U.K. for territories B), C) and D).
The annual sales are stated hereunder.

Third: Macpherson agree that they will purchase Barudan embroidery machineries excluding monogram machineries at least 264 units (U.S.A.=144, U.K.=120) by their every best possible effort per year starting from October 1, 1985 until September 30, 1986.

Fourth: Macpherson agree that they will purchase Barudan monogram machineries (BEAT-101-UF and BEAT-102-UF) at least 180 units (U.S.A.=120, U.K.=60) by their every best possible effort per year starting from October 1, 1985 until September 30, 1986.

Fifth:   Macpherson agree that they will purchase Barudan monogram machineries
(BEAT-106-UF) at least 170 units (U.S.A.=120, U.K.=50) by their every best possible effort per year starting from October 1, 1985 until September 30, 1986.

Sixth: Macpherson agree that they will purchase Barudan monogram machineries (BEAT-Junior) at least 144 units (U.S.A.=84, U.K.=60) by their every best possible effort per year starting from October 1, 1985 until September 30, 1986.

Seventh: Fundamental Agreement for August 31, 1986 onwards between Barudan and Macpherson will be discussed three months before August 31, 1986.

Eighth: Barudan agree that all the payment are made by Macpherson and the term of payment is settled by D/A 150 days sign after B/I date by Macpherson U.K. and by D/A 180 days sight after B/I date by Macpherson U.S.A.

Nineth: Regarding Canadian market, Barudan agree to communicate and contract for Barudan products with Geoffrey L. Macpherson Canada, Inc., Ontario, Canada and that the payment is settled by D/A 180 days sight after B/I date.
Macpherson U.K. agree to take a full responsibility for payment made by Geoffrey
E. Macpherson Canada, Inc.

Tenth: In case of there will be occurred any alteration with the territories which was stipulated above, Barudan and Macpherson shall discuss again when they have a discussion for the minimum quantity to be purchased for every year.

To prove this agreement, the three copies of the original shall be made and each party (Barudan, Macpherson U.K. and Macpherson U.S.A.) shall have one copy. Barudan Co., Ltd. Geoffrey E. Macpherson Ltd.

/s/ Yoshio Shibata                     /s/ Geoffrey F. Macpherson
--------------------------             ----------------------------------
Yoshio Shibata, President.             Geoffrey F. Macpherson, President.

                                      EXHIBIT C

    Products that must bear the Meistergram name:

              M80

              M100

              M700

              M/00XL

EXHIBIT D

    Products that may be produced without the Meistergram name only if sold outside the Macpherson Territory to Geoffrey E. Macpherson, Ltd. or to
Macpherson:

              BEAT 3

              (PROSPERITY)

              BEAT 101

              TEACH-IN

                                      EXHIBIT II

                                FUNDAMENTAL AGREEMENT
                                ---------------------

This fundamental agreement is entered into on this 1st day of October, 1986 by and between Marubeni Corporation of 4-2, Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan ("Marubeni"), Barudan Co., Ltd. of 906 Josuiji, Ichinomiya-city, Aichiprefecture, Japan ("Barudan"), Geoffrey F. Macpherson Ltd. of Lenton Lane Last, Clifton Boulevard, Nottingham NG7 2NT, England ("Macpherson U.K.") and Macpherson Inc. of 3517 W. Wendover Ave., Greensboro, N.C. 27402, U.S.A. ("Macpherson U.S.A.").

First: 1) Contracts for Barudan products (i.e. multi-head embroidery machines, monogram machines, the related machines excluding punching and repeating machine, etc.) and other products which Barudan handle shall be made between Marubeni and Macpherson U.K. and between Marubeni and Macpherson U.S.A. The copies shall be sent to Barudan by Macpherson U.K. and Macpherson U.S.A. 2) Contracts for parts shall be made between Barudan and Macpherson U.K. and between Barudan and Macpherson U.S.A.

Second: Contracts between Marubeni and Macpherson U.S.A. and between Marubeni and Macpherson U.K. shall be made on the basis of C&T amount in the price list attached hereto. In case Barudan's products are shipped to Macpherson U.S.A. for account of Macpherson U.K., C&F prices for Macpherson U.S.A. shall be applied.

Third: 1) All shipments of Barudan products and other products which Barudan handle to Macpherson U.K. and Macpherson U.S.A. shall be made through Marubeni. Payment terms for shipment to Macpherson U.S.A. shall be D/A 180 days after B/L date and for shipment to Macpherson U.K., shall be D/A 150 days after B/L date.

Fourth: Marubeni have an option to ship Barudan's products to Macpherson U.S.A. for account of Macpherson U.K. or directly to Macpherson U.S.A. when the total drafts' amounts exceed MITI credit limit for Macpherson U.S.A. In the former case, the payment terms shall be D/A 180 days after B/L date and Marubeni agree to pay two (2) percent of FOB invoice amount to Macpherson U.K. as a commission for this transaction.

Fifth: Marubeni have no obligation regarding all kinds of technical troubles and claims for quality, workmanship, performance, after-service, warranty, technical guarantee of Barudan's products in the contracts.

Sixth:  Marubeni's responsibility and any obligations for execution of the [   ]
to Macpherson U.S.A. and Macpherson U.K. shall be released when Barudan [    ]
unable to deliver Barudan's product to Marubeni after the contract between Marubeni and Macpherson U.S.A. and between Marubeni and Macpherson U.K. are made.

Seventh: Responsibilities for quotation of sales prices of Barudan's products to Macpherson U.S.A. and Macpherson U.K. belong to Barudan. And Barudan shall take all responsibilities for any kinds of troubles and claims including
[          ] related to import prices to U.S.A. and European countries.

                                     - page 2nd -

Eighth: The terms of this fundamental agreement shall be five years from October 1st, 1986 to September 30th, 1991. Marubeni, Barudan, Macpherson U.K. and Macpherson U.S.A. shall discuss mutually the renewal of this agreement three months before the termination of this agreement.

Nineth: Any serious alteration on this agreement and any matter which is not mentioned in this agreement shall be discussed mutually among Marubeni, Barudan, Macpherson U.K. and Macpherson U.S.A.

Marubeni Corporation                   Geoffrey E. Macpherson Ltd.


/s/ Sadao Nukina                       /s/ Geoffrey E. Macpherson
-----------------------------               ---------------------------------
Sadao Nukina, General Manager               Geoffrey E. Macpherson, President
Textile Machinery Dept.


Barudan Co., Ltd.  Macpherson Inc.


/s/ Yoshio Shibata                     /s/ Neil A. Macpherson
-------------------------              -----------------------------
Yoshio Shibata, President              Neil A. Macpherson, President